Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE
Dated as of May 12, 2026
among
ALASKA AIRLINES, INC.,
as Issuer
and
ALASKA AIR GROUP, INC.,
as Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
6.500% Senior Notes Due 2031

TABLE OF CONTENTS
Page
Section 2.     Title and Form    1
Section 3.     Special Transfer Provisions    2
Section 4.     Maturity Date    5
Section 5.     Interest and Interest Rates    5
Section 6.     Aggregate Principal Amount    5
Section 7.     Method of Payment    5
Section 8.     Optional Redemption    6
Section 9.     Global Notes    8
Section 10. Legends on Notes    8
Section 11.     Note Denominations    11
Section 12.     No Sinking Fund    11
Section 13.     Note Guarantee    11
Section 14.     No Reissuance of Notes    13
Section 15.     Additional Covenants Applicable to the Notes    13
Section 16.     Limitation on Liens    16
Section 17.     SEC Reports    18
Section 18.     Additional Definitions    18
Section 19. Miscellaneous    25

1

EXHIBITS
Exhibit A    Form of Initial Note
Exhibit B    Form of Notation of Note Guarantee
Exhibit C    Form of Certificate of Beneficial Ownership
Exhibit D    Form of Regulation S Certificate

2

FIRST SUPPLEMENTAL INDENTURE, dated as of May 12, 2026 (this “Supplemental Indenture”), among Alaska Airlines, Inc. (the “Company” or the “Issuer”), as issuer, Alaska Air Group, Inc. (the “Parent”), as guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Base Indenture as supplemented by this First Supplemental Indenture is hereinafter called the “Indenture.”
W I T N E S S E T H:
WHEREAS, the Company and the Trustee are party to the Indenture, dated as of May 12, 2026 (as amended, supplemented, waived or otherwise modified from time to time, the “Base Indenture”), which provides for the issuance from time to time of Notes by the Company;
WHEREAS, Section 9.01 of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 2.01 therein;
WHEREAS, in connection with the issuance of the Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the Notes as hereinafter described; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder of Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent and the Trustee mutually covenant and agree for the benefit of the Holders of Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Title and Form. There shall be a series of Notes of the Company designated the “6.500% Senior Notes due 2031” (the “Notes”). The Notes, and any Additional Notes (as defined below) issued in a transaction not registered under the Securities Act, shall be issued initially (i) in the case of Notes offered and sold to QIBs in reliance on Rule 144A, in the form of one or more Rule 144A Global Notes and (ii) in the case of Notes offered and sold to Non-U.S. Persons in offshore transactions in reliance on Regulation S, in the form of one or more Temporary Regulation S Global Notes. Each Rule 144A Global Note and each Temporary Regulation S Global Note shall be substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee and bearing the applicable legends set forth in Section 10 hereto.
Following the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note shall be exchangeable for beneficial interests in one or more Permanent Regulation S Global Notes as provided in Section 3. Each Permanent Regulation S Global Note shall be substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee and bearing the applicable legends set forth in Section 10 hereto. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall cancel the related Temporary Regulation S Global Note.
Subject to Section 3, beneficial interests in a Rule 144A Global Note may be exchanged for Rule 144A Physical Notes and beneficial interests in a Regulation S Global Note may be exchanged for Regulation S Physical Notes, on or after the applicable Regulation S Note Exchange Date. The Rule 144A Global Notes and the Regulation S Global Notes are sometimes collectively referred to herein as the “Global Notes,” and the Rule 144A Physical Notes and the Regulation S Physical Notes are sometimes collectively referred to herein as the “Physical Notes.”
3.Special Transfer Provisions
(a)In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, upon receipt of the written order of the Company, one or more Physical Notes of like tenor and principal amount of authorized denominations.
(b)In connection with a transfer of an entire Global Note to beneficial owners for Physical Notes, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, upon receipt of the written order of the Company, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Rule 144A Physical Notes or Regulation S Physical Notes, as the case may be, of authorized denominations.
(c)The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary in accordance with the procedures of the Depositary and the provisions of this Section 3. Any beneficial interest in one type of Global Note that is transferred to a Person who takes delivery in the form of an interest in another type of Global Note shall, upon transfer, cease to be an interest in the transferor Global Note and become an interest in the transferee Global Note and thereafter shall be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the transferee Global Note. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar written instructions given in accordance with the procedures of the Depositary containing information regarding the participant account to be credited with a beneficial interest in the relevant Global Note. Subject to this Section 3, the Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(d)Transfers to Non-U.S. Persons. The Registrar shall register any transfer of a Rule 144A Global Note or a beneficial interest therein to a Non-U.S. Person if such transfer complies with all other applicable requirements of this Indenture and (1) if such transfer is after the applicable Resale Restriction Termination Date, or the proposed transferor has delivered to the Registrar, the Company and the Trustee a Regulation S Certificate and, if requested by the Company, an Opinion of Counsel and such other certifications or information reasonably satisfactory to the Company; and (2) if the proposed transferor is or is acting through a participant in the Depositary, upon receipt by the Registrar of written instructions given in accordance with the procedures of the Depositary, whereupon (x) the Registrar shall reflect on its books and records a decrease in the principal amount of the transferor Global Note in an amount equal to the principal amount of the beneficial interest being transferred and (y) if the proposed transferee is or is acting through a participant holding on behalf of Euroclear or Clearstream, the Registrar shall reflect on its books and records an increase in the principal amount of the applicable Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or, otherwise, the Company shall execute and the Trustee shall, upon receipt of the written order of the Company, authenticate and deliver one or more Regulation S Physical Notes of like tenor and amount.
(e)Transfers to QIBs. The Registrar shall register any transfer of a Rule 144A Global Note or any beneficial interest therein to a QIB (excluding transfers to Non-U.S. Persons) if such transfer complies with all other applicable requirements of this Indenture and (1) if such transfer is being made in reliance on Rule 144A, the proposed transferor and proposed transferee have delivered to the Registrar, the Company and the Trustee such certifications as they may reasonably require to evidence that the transferee is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A; provided that no such written certification shall be required in connection with a transfer of a beneficial interest in a Rule 144A Global Note to a transferee taking delivery in the form of a beneficial interest in the same Rule 144A Global Note in accordance with the procedures of the Depositary; and (2) if the proposed transferee is or is acting through a participant in the Depositary and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note, or consists of a beneficial interest in a Global Note that after transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Registrar of written instructions given in accordance with the procedures of the Depositary, whereupon the Registrar shall reflect on its books and records an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the

Physical Note or beneficial interest so transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records a decrease in the principal amount of the transferor Global Note, as the case may be.
(f)Regulation S Note Exchange Date. A beneficial owner of an interest in a Temporary Regulation S Global Note (and, in the case of any Additional Notes for which no Temporary Regulation S Global Note is issued, any Regulation S Global Note) shall not be permitted to exchange such interest for a Physical Note or (in the case of a Temporary Regulation S Global Note) an interest in a Permanent Regulation S Global Note until the Regulation S Note Exchange Date and until the Company receives a Certificate of Beneficial Ownership with respect thereto.
(g)No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with this Section 3.
(h)Any Physical Note delivered in exchange for an interest in a Global Note pursuant to this Section 3 shall, unless such exchange is made on or after the applicable Resale Restriction Termination Date and except as otherwise provided in this Section 3, bear the Private Placement Legend.
(i)Through the Restricted Period, beneficial interests in a Regulation S Global Note may be held only through participants in DTC acting on behalf of Euroclear or Clearstream.
(j)Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (1) the requested transfer is after the applicable Resale Restriction Termination Date; (2) there is delivered to the Registrar an Opinion of Counsel, reasonably satisfactory to the Company, to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (3) with respect to a Regulation S Global Note (on or after the applicable Regulation S Note Exchange Date) or a Regulation S Physical Note, the Company agrees that such legend may be removed; or (4) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act. Notes not required to bear the Private Placement Legend in accordance with this Section 3 need not bear the Private Placement Legend.
(k)By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3 (including all Notes received for transfer pursuant to this Section 3). The Company shall have the right to require the Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer. Furthermore, the Trustee and the Registrar shall have no liability or responsibility to monitor any such transfer for compliance with the provisions hereunder and/or governing securities laws or otherwise.
4.Maturity Date. The Maturity Date of the Notes shall be June 1, 2031.
5.Interest and Interest Rates. Interest on the Outstanding principal amount of the Notes shall accrue at the rate of 6.500% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing on December 1, 2026, to Holders of record at the close of business on May 15 and November 15 (whether or not a business day) immediately preceding such Interest Payment Date (each such May 15 and November 15, a “Regular Record Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or for which interest has been provided; or, if no interest has been paid or provided for, from May 12, 2026, except that interest on any Additional Notes issued on or after the first Interest Payment Date will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional Notes (or if the date of issuance of such Additional Notes is an Interest Payment Date, from such date of issuance); provided that if any Notes issued in exchange therefor are surrendered for exchange on or after a Record Date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date. Interest due on any date shall be the amount accrued to but excluding such due date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day without any interest or other payment due to the delay.
6.Aggregate Principal Amount. The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is initially limited to $500,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes. The Company may from time to time, without notice to or the consent of the Holders of Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the Notes (any such additional notes, the “Additional Notes”).

7.Method of Payment. Principal of, premium (if any) and interest on the Notes shall be payable as provided in Section 2.03 of the Indenture. Notwithstanding the foregoing, payments of principal of, premium (if any) and interest on the Notes represented by one or more Global Notes will be made as provided in Section 9 hereof.
8.Optional Redemption. The Company, at its option, may redeem the Notes, in whole or in part, at any time and from time to time. If the Notes are redeemed at any time prior to December 1, 2030 (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the greater of:
i.100% of the principal amount of the Notes to be redeemed; and
ii.the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date, and assuming final maturity on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;
plus, in either case, accrued and unpaid interest on the principal amount being redeemed, if any, up to, but not including such redemption date.
On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, such redemption date. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Any optional redemption (pursuant to this Section 8 or Section 15(a)(v)) may, at the Company’s discretion, be conditioned upon the satisfaction or waiver of one or more conditions, including (1) the occurrence of a Change of Control or (2) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. If such redemption is subject to satisfaction or waiver of one or more conditions, such notice of conditional redemption shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice of conditional redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by the Company on or before the redemption date. The Company will provide notice to the Holders of the Notes subject to the notice of conditional redemption of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice to the Holders of the Notes subject to the notice of conditional redemption of any waiver of a condition or failure to meet such conditions no later than the redemption date. The Company will provide notice to the Trustee in no event less than two Business Days prior to the redemption date (or such shorter time period as shall be acceptable to the Trustee) if any such redemption has been rescinded or delayed. Upon notice to the Trustee and to the Holders, (i) the notice of conditional redemption shall be automatically rescinded and the Company will have no obligation to redeem the Notes subject to the notice of conditional redemption or (ii) the redemption date shall automatically be delayed until the new redemption date specified in such notice, as applicable. Promptly after receipt of such notice, the Trustee shall provide a copy thereof to DTC. Any notice of rescission or delay shall be given by the Company and shall be effective in accordance with applicable procedures of DTC.
9.Global Notes. The Notes shall initially be issued in the form of one or more Global Securities registered in the name of DTC, which shall be the initial Depositary with respect to the Notes, or its nominee (a “Global Note”), which shall be delivered to the Trustee as custodian for the Depositary or its nominee. The Paying Agent shall make payments of principal, premium, if any, or interest due on the Notes represented by one or more Global Notes to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Note or Global Notes, by wire transfer of immediately available funds to the account designated by such registered Holder.
Except as otherwise specified pursuant to Section 2.11(c) of the Indenture, the Notes will not be issuable in definitive form.
10.Legends on Notes.
a.In addition to the legend set forth in Section 2.11 of the Indenture, so long as DTC is the Depositary, each Global Note registered in the name of DTC or its nominee shall bear a legend in substantially the following form:
(1)UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
b.All Notes shall bear a legend substantially in the following form:

(i)THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO PARENT, THE ISSUER, ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF

THEM. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (B) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN THIS PARAGRAPH. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(ii)BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (A “COVERED PLAN”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
BY ITS ACQUISITION OF THIS SECURITY, EACH PURCHASER OF THIS SECURITY THAT IS USING ASSETS OF ANY COVERED PLAN TO ACQUIRE OR HOLD THIS SECURITY PURSUANT TO THE INITIAL OFFERING WILL BE DEEMED TO REPRESENT THAT NONE OF THE ISSUER, THE INITIAL PURCHASERS OR ANY OF THE ISSUER’S OR THEIR RESPECTIVE AFFILIATES HAS ACTED AS THE COVERED PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER’S DECISION TO ACQUIRE THE SECURITIES (UNLESS A STATUTORY OR

ADMINISTRATIVE EXEMPTION APPLIES (ALL OF THE APPLICABLE CONDITIONS OF WHICH ARE SATISFIED) OR THE TRANSACTION IS NOT OTHERWISE PROHIBITED).
11.Note Denominations. The Notes shall be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.
12.No Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund.
13.Note Guarantee.
(a)Parent fully and unconditionally guarantees the Notes pursuant to this Section 13 (the “Note Guarantee”). The Notation of Note Guarantee substantially in the form attached hereto as Exhibit B shall be executed by Parent and attached to each Note authenticated pursuant to the Indenture.
(b)Parent hereby fully and unconditionally guarantees to each Holder of any Note which is authenticated and delivered by the Trustee and to each Holder of any coupon appertaining to any such Note, if any, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes or any coupon appertaining thereto), if any, on each such Note, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Company with respect to such Note to the Holder or the Trustee hereunder or thereunder (the “Guarantor Obligations”).  In case of the failure of the Company with respect to such Notes or any successor thereto punctually to pay any such principal, premium, or interest, Parent hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Company with respect to such Securities.
(2)Parent hereby agrees that its Guarantor Obligations hereunder with respect to the Notes shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of the Notes or coupon appertaining thereto or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any Notes or coupon appertaining thereto with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of its obligations contained in the Notes or coupon appertaining thereto and in this Note Guarantee.
(3)If the Trustee or the Holder of any Note or any coupon appertaining thereto is required by any court or otherwise to return to the Company or Parent, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or Parent, any amount paid to the Trustee or such Holder in respect of a Note or any coupons appertaining thereto included in such Guarantor’s Obligations, the applicable Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Parent further agrees, to the fullest extent that it may lawfully do so, that, as between Parent, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations included in such Guarantor’s Obligations  may be accelerated as provided in this Section 13 for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.
(4)Parent shall be subrogated to all rights of the Holders (and of any coupons appertaining thereto) included in the Guarantor Obligations against the Company in respect of any amounts paid by Parent on account of the Notes or any coupons appertaining thereto or the Indenture; provided, however, that Parent shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any, on) and interest, if any, on all Notes shall have been indefeasibly paid in full.
(c)Parent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Notes and Parent hereby irrevocably agree that the Guarantor Obligations will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Parent that are relevant under such laws, result in the obligations of Parent under its Note Guarantee not constituting a fraudulent transfer or conveyance.
(d)Parent shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person unless:

(i)The resulting, surviving or transferee Person (the “Successor Guarantor”) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and, unless the Successor Guarantor expressly assumes by a supplemental indenture, all of the obligations under the Note Guarantee; and
(ii)immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.
(5)Subject to Article X of the Indenture, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by Parent, such successor Person will succeed to and be substituted for Parent with the same effect as if it had been named herein as the Guarantor. Such successor Person thereupon may cause to be signed the Note Guarantees issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof. Except as set forth in Articles IV and X of the Indenture, and notwithstanding clauses (i) and (ii) above, nothing contained in the Indenture or the Notes will prevent any consolidation or merger of Parent with or into the Company, or will prevent any sale or conveyance of the property of Parent as an entirety or substantially as an entirety to the Company.
(e)In the event of any sale or other disposition of all or substantially all of the assets of Parent by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of Parent, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or the merger or consolidation of Parent with or into the Company, then Parent (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of Parent) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of Parent) will be automatically released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably requested in order to evidence the release of Parent from its obligations under the Note Guarantee.
14.No Reissuance of Notes. The Company may not reissue a Note that has matured, been redeemed, been purchased by the Company at the Holder’s option upon a Change of

Control Triggering Event or otherwise been cancelled, except for registration of transfer, exchange or replacement of such Note.
15.Additional Covenants Applicable to the Notes. The following covenants shall be applicable for purposes of the Notes:
(a)Offer to Repurchase Upon Change of Control Triggering Event.
(i)Upon the occurrence of a Change of Control Triggering Event, unless the Company has otherwise exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).
(ii)Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless the Company has otherwise exercised its right to redeem the Notes, the Company will deliver a notice to each Holder of the unredeemed Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer; provided that, at the Company’s option, the Company may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control. The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The notice will also state, among other things:
a.that the Change of Control Offer is being made pursuant to this Section 15(a)(ii) and that all Notes tendered will be accepted for payment;
b.the purchase price and purchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);
c.that any Note not tendered will continue to accrue interest;
d.that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Triggering Event will cease to accrue interest after the Change of Control Payment Date;
e.that Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer must surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third Business Day prior to the Change of Control Payment Date;
f.that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telex, facsimile transmission, email or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and
g.that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
(iii)On the Change of Control Payment Date, the Company will, to the extent lawful:
a.accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
b.deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
c.deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Company shall issue, and the Trustee will promptly, upon receipt of the written order of the Company, authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(iv)Notwithstanding anything to the contrary in the Indenture or the Notes, the Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. For avoidance of doubt, for purpose of this Section 15(a)(iv) and the requirement for delivery of a Change of Control Offer, delivery by the Company of a notice of redemption with respect to any Notes pursuant to Section 8 shall, so long as such redemption is not (or has otherwise ceased to) be conditional in accordance with Section 8, be considered an exercise of the Company’s right to redeem such Notes unless and until there is a default in payment of the applicable redemption price.
(v)If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw the Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of such Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant interest payment date). The provisions of Article III of the Indenture and Section 8 hereof shall, except as modified by the preceding sentence, apply to any redemption pursuant to this Section 15(a)(v).
(vi)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions set forth in this Section 15, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 15 by virtue of any such conflict.
(vii)For the avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (3) of Section 6.01 of the Indenture and not clause (1) or (2) thereof, but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) of Section 6.01 thereof.
16.Limitation on Liens.
(a)The Company and the Parent will not, and will not permit any Material Subsidiary to, at any time subject any Covered Property to any Lien to secure any Indebtedness or

Capital Lease, unless the Notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, the Notes will be so secured thereby; provided that the foregoing shall not apply to:
(i)(A) Liens on any Covered Property existing on the Closing Date securing Indebtedness or Capital Leases outstanding on the Closing Date (and, with respect to collateral arrangements for Covered Property under any such Indebtedness or Capital Lease, as in effect on the Closing Date) and (B) Liens on any Covered Property (including cure collateral and collateral coverage ratio collateral created after the Closing Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on (or permitted incremental debt secured by Covered Property that is incurred thereunder after) the Closing Date (and, with respect to collateral arrangements for Covered Property under any such Indebtedness or Capital Lease, as in effect on the Closing Date);
(ii)any Lien on any Covered Property (A) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (B) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to the Company or any of its Subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within one year after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to the Company or any of its Subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;
(iii)Liens by a Subsidiary of the Parent as security for Indebtedness or Capital Lease owed to the Company or any Subsidiary of Parent;
(iv)a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any of its Subsidiaries in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;
(v)Liens in favor of (A) credit card processors securing obligations in connection with credit card processing services, (B) co-brand partners securing obligations in connection with co-brand arrangements, (C) letter of credit arrangements (or reimbursement agreements in respect thereof) or (D) Hedging Agreements, in each case incurred in the ordinary course of business and consistent with past practices;

(vi)any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (v) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of the Company and its Subsidiaries secured by such Lien; and
(vii)other Liens not permitted by any of the foregoing clauses (i) through (vi) on any Covered Property, now owned or hereafter acquired; provided that no such Liens shall be incurred pursuant to this subsection (vii) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (vii) subsequent to the Closing Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.
(b)Any Lien that is granted to secure the Notes in accordance with this Section 16 shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the Notes.
17.SEC Reports. The Company shall file with the Trustee within 30 days after Parent files them with the SEC, copies of Parent’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). Reports, information and documents filed by Parent with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no duty to determine whether the posting of such reports, information and documents has occurred or to review or analyze reports delivered to it.
18.Defeasance. The Notes shall be defeasible pursuant to both Sections 13.02 and 13.03 of the Base Indenture, and the provisions of Article XI of the Base Indenture shall apply to the Notes.
19.Additional Definitions. The following definitions shall be applicable for purposes of this Supplemental Indenture (and, if any term defined below is also defined in the Indenture, the definition below shall supersede the definition of such term in the Base Indenture):
“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets, and rights under purchase agreements, rights under maintenance agreements and pre-delivery payments in each case relating to any of the foregoing.
“Airline/Parent Merger” means the merger or consolidation, if any, of Parent with any Subsidiary of Parent.

“Atmos Rewards Group” means, collectively, AS Mileage Plan Holdings Ltd. and each of its Subsidiaries (including AS Mileage Plan IP Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands), and any other Subsidiary of Parent whose primary business activity is to hold, own or operate assets (including Equity Interests) primarily related to, or used or entered into in connection with, the Atmos Rewards Program.
“Atmos Rewards Program” means any loyalty program which is operated, owned or controlled, directly or indirectly by MPIP, Parent or any of its subsidiaries, or principally associated with MPIP, Parent or any of its subsidiaries, as in effect from time to time, whether under the “Mileage Plan” or “Atmos Rewards” name or otherwise, in each case including any successor program.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
“Brand Assets” means all (a) worldwide rights, owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by the Company, Parent or any of their Subsidiaries, in and to all Intellectual Property comprising, or associated with, (i) all Trademarks that include the word “Alaska” or phrase “Alaska Airlines” or any successor brand, and all variations of the foregoing (including any Trademarks confusingly similar thereto, derived therefrom or containing the key elements thereof) (collectively, the “Brand Trademarks”), (ii) the “alaskaair.com” domain name and similar domain names or any successor domain names (collectively, the “Brand Domain Names”), and (iii) other Trademarks, and any rights associated with any of the foregoing, owned or purported to be owned by and/or associated with the Company, Parent or any of their Subsidiaries (including, for avoidance of doubt, Hawaiian Holdings, Inc., Hawaiian Airlines, Inc. and Horizon Air Industries, Inc. and any other predecessor or successor of the Company, Parent or any of their Subsidiaries) (collectively, the “Other Brand Trademarks”), including (A) all causes of action and claims now or hereafter held by the Company, Parent or any of their Subsidiaries in respect of the Brand Trademarks, Brand Domain Names and Other Brand Trademarks, including, without limitation, the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof and (B) all other Trademark rights corresponding thereto and all other Trademark rights of any kind whatsoever accruing under the Brand Trademarks, Brand Domain Names and Other Brand Trademarks; and including license, sublicense, contribution, lending, administrative, operating, services, management, co-branding, partnering or similar agreements related to or entered into in connection with the foregoing, and all proceeds of the foregoing, and (b) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the Brand Assets Group.
“Brand Assets Group” means each Subsidiary of Parent whose primary business activity is to hold, own, operate, manage, or serve Brand Assets.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Certificate of Beneficial Ownership” means a certificate substantially in the form attached hereto as Exhibit C.
“Change of Control” means the occurrence of any of the following:
(1)the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that the sale by the Company of all or substantially all of its properties or assets to Parent shall not constitute a Change of Control; or
(2)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (measured by voting power rather than number of shares), other than (i) any such transaction where the Voting Stock of Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares) or (ii) any merger or consolidation of the Company with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); provided that the occurrence of the Airline/Parent Merger shall not be deemed to constitute a Change of Control.

For the avoidance of doubt, the merger or consolidation, if any, of Parent with any Subsidiary of Parent or any merger or consolidation, if any, of any Subsidiary of Parent with any other Subsidiary of Parent will not constitute a “Change of Control.”
“Change of Control Offer” has the meaning assigned to that term in Section 15(a)(i) hereof.
“Change of Control Payment” has the meaning assigned to that term in Section 15(a)(i) hereof.
“Change of Control Payment Date” has the meaning assigned to that term in Section 15(a)(ii)(b) hereof.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, or any successor securities clearing agency.
“Closing Date” means the date of original issuance of the Notes.
“Consolidated Tangible Assets” means, at any date of determination, the total assets of Parent and its Subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of Parent filed with the SEC, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Parent or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.
“Covered Property” means any property, tangible or intangible, real or personal, or asset of the Company or any other subsidiary of Parent, other than any Aircraft Assets, Brand Assets, SRG Assets or Loyalty Assets.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System, or any successor securities clearing agency.
“FAA Slot” means, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to U.S. Federal Aviation Administration or U.S. Department of Transportation regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.
“Foreign Slot” means, in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or take-off at a specific time or during a specific time period.
“Gate Leaseholds” means, at any time, all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Company or any other applicable subsidiary of Parent in connection with the right to use or occupy space in an airport terminal at any airport.
“Guarantor Obligations” has the meaning assigned to that term in Section 13.
“Hedging Agreement” means any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“Intellectual Property” means all (a) patents, applications for patents and statutory invention registrations, including reissues, divisions, provisionals, non-provisionals, continuations, renewals, re-examinations, extensions and continuations-in-part of the foregoing, (b) Trademarks, (c) registered or unregistered copyrights, copyrightable subject matter, works of authorship, mask works, rights of publicity and all other rights in any works of authorship and all derivative works, translations, adaptations and combinations of any of the foregoing, all applications and registrations therefor, and renewals, extensions and reversions thereof, (d) Trade Secrets, (e) designs, design registrations, design registration applications and integrated circuit topographies, (f) rights in databases and data collections, (g) moral and economic rights of authors and inventors, however denominated, (h) other intellectual property and proprietary rights in all forms and media, and all goodwill associated therewith, now known or hereafter recognized in any jurisdiction worldwide, whether registered or unregistered, and (i) similar or equivalent rights to any of the foregoing, including those arising under international treaties and convention rights.
“Interest Payment Date” has the meaning assigned to that term in Section 5.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).
“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.
“Loyalty Assets” means all assets which are primarily related to, or used or entered into in connection with, the Atmos Rewards Program, including, without limitation, (i) Intellectual Property primarily used in or required or necessary to operate the Atmos Rewards Program, (ii) license, sublicense, contribution, operating, services, lending, administrative, management or similar agreements related to or entered into in connection with the Atmos Rewards Program, (iii) co-branding, partnering or similar agreements related to or entered into in connection with the Atmos Rewards Program, (iv) data used, generated or produced as part of the Atmos Rewards Program, (v) miles, points or other units of currency under the Atmos Rewards Program, and agreements governing the sale, transfer or redemption thereof, (vi) Equity Interests, and debt securities convertible into, or exchangeable for, Equity Interests, in the Atmos Rewards Group, (vii) any cash or securities or deposit accounts related to the foregoing, and (viii) all proceeds of any of the foregoing.
“Material Subsidiary” means, at any date of determination, any of the Company’s Subsidiaries that, together with its Subsidiaries, (i) for the Company’s most recently completed four full fiscal quarters, accounted for more than 10.0% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of the Company’s most recent fiscal quarter, was the owner of more than 10.0% of the consolidated assets of the Company and its Subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“MPIP” means AS Mileage Plan IP Ltd.
“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
“Note Guarantee” has the meaning assigned to that term in Section 13.
“Par Call Date” has the meaning assigned to that term in Section 8.
“Permanent Regulation S Global Note” means a permanent Global Note substantially in the form of Exhibit A bearing the applicable legends set forth in Section 10 of this Supplemental Indenture, deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, issued in exchange for beneficial interests in a Temporary Regulation S Global Note after the expiration of the Restricted Period.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Company and its Subsidiaries are engaged on the Closing Date.
“Physical Note” means any Rule 144A Physical Note or Regulation S Physical Note.
“Private Placement Legend” means the applicable legend or legends set forth in Section 10(b)(i) hereto.
“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.
“Rating Agency” means (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Responsible Officer of the Company) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.
“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency providing a rating for the Notes), the rating of the Notes by each Rating Agency that initially rated the Notes and provides a rating for the Notes at such time shall be decreased by one or more gradations and in each case below Investment Grade; provided that a Rating Decline shall not be deemed to have occurred if each such Rating Agency has not expressly indicated in writing that such downgrade is as a result of such Change of Control.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” means any Temporary Regulation S Global Note or Permanent Regulation S Global Note.
“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit D.
“Regulation S Note Exchange Date” means, with respect to any Regulation S Global Note, the date that is after the end of the Restricted Period on which the Company receives a Certificate of Beneficial Ownership with respect to the beneficial interest in such Regulation S Global Note to be exchanged for a Regulation S Physical Note.
“Regulation S Physical Note” means any Physical Note issued in exchange for or upon transfer of a beneficial interest in a Regulation S Global Note.
“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 or any successor provision thereto as permitting the resale by nonaffiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
“Routes” means the authority pursuant to Title 49 or other applicable law to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including, without limitation, applicable frequencies, exemption and certificate authorities.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Global Note” means a permanent Global Note substantially in the form of Exhibit A bearing the applicable legends set forth in Section 10 hereto, deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, issued to a QIB in reliance on Rule 144A.
“Rule 144A Physical Note” means any Physical Note issued in exchange for or upon transfer of a beneficial interest in a Rule 144A Global Note.
“S&P” means S&P Global Ratings and its successors.
“Slot” means each FAA Slot and each Foreign Slot, as the case may be.
“SRG Assets” means Slots, Routes and Gate Leaseholds.
“Temporary Regulation S Global Note” means a temporary Global Note substantially in the form of Exhibit A bearing the applicable legends set forth in Section 10 hereto, deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee for the accounts of participants holding on behalf of Euroclear or Clearstream, issued to a Non-U.S. Person in an offshore transaction in reliance on Regulation S.
“Trademarks” means all trademarks, service marks, trade names, business names, corporate names and other source or business identifiers, trade dress, look and feel, product and service names, logos, brand names, designs, slogans, common law trademarks and service marks, 800 numbers, domain names, URLs, social media usernames, handles, hashtags and account names, symbols, emblems, insignia and other distinctive identification and indicia of source of origin, whether or not registered, including all common law rights thereto, and all applications, renewals, extensions and registrations therefor, and all goodwill associated with or related to any of the foregoing or the business connected with the use of, and symbolized by, the foregoing.

“Trade Secrets” means confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including Atmos Rewards customer data), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, and formulas.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company (or any quotation agent selected by the Company) in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
20.Miscellaneous.
(a)Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY, PARENT AND THE TRUSTEE EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.
(b)Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.
(c)Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
(d)Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
ALASKA AIR GROUP, INC.
By:    /s/ Emily Halverson
Name: Emily Halverson
Title: Vice President Finance,
Controller and Treasurer
ALASKA AIRLINES, INC.
By:    /s/ Emily Halverson
Name: Emily Halverson
Title: Vice President Finance and
Treasurer

[Signature Page to First Supplemental Indenture]

U.S. Bank Trust Company, National Association, as Trustee
By:    /s/ David A. Jason
Name: David A. Jason
Title: Vice President
[Signature Page to First Supplemental Indenture]

EXHIBIT A
Form of Initial Note1
(FACE OF NOTE)
ALASKA AIRLINES, INC.
6.500% Senior Notes due 2031
CUSIP No. [011662 AJ2]2/ [U01148 AA0]3
No. __________    $ ________
Alaska Airlines, Inc., an Alaska corporation (and its successors and assigns, the “Issuer”), hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $________________ ([                         ] United States Dollars)4 (the “Principal Amount”) on June 1, 2031. The Issuer hereby promises to pay interest semi-annually in arrears on June 1 and December 1 in each year, commencing December 1, 2026, at the rate of 6.500% per annum (subject to adjustment as provided below), until the Principal Amount is paid or made available for payment.
Record Dates: May 15 and November 15.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1     Insert any applicable legends as provided in Section 10 of the Supplemental Indenture.
2     Insert for Rule 144A Note only.
3     Insert for Regulation S Note only.
4     Include only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
ALASKA AIRLINES, INC.
By:
    Name:
    Title:

This is one of the Notes referred to in the within-mentioned Indenture.
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
    Authorized Signatory
Dated:

(REVERSE OF NOTE)
(1)Interest. Alaska Airlines, Inc., an Alaska corporation (the “Issuer”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 6.500% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on December 1, 2026, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from May 12, 2026.
(2)Terms of Payment. Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Issuer maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each instalment of interest on any Note may be paid at the Issuer’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register. Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to the Indenture at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes. All amounts payable by the Issuer with respect to the Notes shall be in U.S. dollars.
(3)Registrar and Paying Agent. Initially, U.S. Bank Trust Company, National Association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes. The Issuer may remove any Paying Agent or Registrar without notice to the Holders.
(4)Indenture. The Issuer issued the Notes under the Indenture dated as of May 12, 2026 (the “Original Indenture”), among the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 12, 2026 (the “First Supplemental Indenture”), among the Issuer, Alaska Air Group, Inc. (the “Guarantor”), and the Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”). This Note is one of a duly authorized series of notes of the Issuer designated as its 6.500% Senior Notes due 2031. The Notes are initially limited in aggregate principal amount to $500,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
(5)Optional Redemption; Change of Control Repurchase.

(a)The Notes will be redeemable, at the Issuer’s option, in whole or in part, at any time from time to time, pursuant to the terms of the Indenture. If the Notes are redeemed at any time prior to December 1, 2030 (the “Par Call Date”), the Notes will be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date, and assuming final maturity on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed, if any, up to, but not including such redemption date. On or after the Par Call Date, the Issuer may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, such redemption date. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(b)Upon the occurrence of a Change of Control Triggering Event, subject to the terms and conditions of the Indenture, each Holder of Notes will have the right to require the Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price of 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase.
(6)Denominations; Transfer; Exchange. The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Issuer may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note). Neither the Issuer nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.
(7)Persons Deemed Owners. The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.
(8)Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust. Thereafter, the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Issuer as trustee thereof, shall cease.
(9)Satisfaction and Discharge Prior to Redemption or Stated Maturity. Subject to certain conditions, the Issuer may terminate some or all of its obligations under the

Notes and the Indenture if the Issuer deposits with the Trustee as trust funds in cash or non-callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.
(10)Amendment; Supplement; Waiver. Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.
(11)Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer or the Guarantor), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Issuer (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer or the Guarantor occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to the Trustee. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if it in good faith determines that withholding notice is in the interest of the Holders.
(12)Trustee Dealings With Issuer. Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.
(13)No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Issuer or of the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantee.
(14)Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
(16)Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)CUSIP Numbers. The Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders. Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

[FORM OF CERTIFICATE OF TRANSFER]
FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.
Check One
[   ] (a)    this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
[   ] (b)    this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3 of the Supplemental Indenture shall have been satisfied.
Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
        NOTICE: To be executed by an executive
        officer

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have this Note purchased by the Issuer pursuant to Section 15 of the First Supplemental Indenture, check the box: [    ].
If you wish to have only a portion of this Note purchased by the Issuer pursuant to Section 15 of the First Supplemental Indenture, state the amount (in principal amount) below:
$
Date:
Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized signatory of Trustee

EXHIBIT B
NOTATION OF NOTE GUARANTEE
For value received, Alaska Air Group, Inc. (the “Guarantor”, which term includes any successor Person under the Indenture (as defined below)) has fully and unconditionally guaranteed, to the extent set forth in the Indenture, dated as of May 12, 2026, among Alaska Airlines, Inc. (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 12, 2026, among the Issuer, the Guarantor, and the Trustee (the “First Supplemental Indenture”) (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of the Indenture and all other obligations of the Issuer with respect to the Notes to the Holders or the Trustee under the Notes or the Indenture. In case of the failure of the Issuer or any successor thereto punctually to pay any such principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Issuer. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Section 13 of the First Supplemental Indenture.
Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

ALASKA AIR GROUP, INC.
By:
Name:
Title:

EXHIBIT C
FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

On or after [__________], 20[__]

U.S. Bank Trust Company, National Association
[Address]
Attention: [_____]

Re: Alaska Airlines, Inc. (the “Issuer”)
6.500% Senior Notes due 2031 (the “Notes”)

Ladies and Gentlemen:

This letter relates to $________ principal amount of Notes represented by the [Temporary] Regulation S Global Note. Pursuant to Section 3 of the Supplemental Indenture dated as of May 12, 2026, relating to the Notes (as amended, supplemented or otherwise modified, the “Indenture”), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the [Temporary] Regulation S Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 903 or 904 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”), or (ii) a U.S. person who purchased securities in a transaction that did not require registration under the Act.

You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF HOLDER]

By: __________________________
Name:
Title:
Address:
Date: ________________________

EXHIBIT D
FORM OF REGULATION S CERTIFICATE

U.S. Bank Trust Company, National Association
[Address]
Attention: [_____]
Re: Alaska Airlines, Inc. (the “Issuer”)

6.500% Senior Notes due 2031 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1.    The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.
2.    Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.
3.    No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.
4.    The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.    If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the end of the distribution compliance period under Regulation S, or we are an officer or director of the Issuer or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.
6.    If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).
7.    We have advised the transferee of the transfer restrictions applicable to the Notes.

You, the Issuer and counsel for the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[NAME OF SELLER]

By:_________________________
Name:
Title:
Address:
Date: ________________________